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                                                                  EXHIBIT 23.2

                           Basil M. Lee and Company
                         Certified Public Accountants

ALVIN J. OURBO, JR., CPA
LEONARD M. BLANCHARD, CPA                               BASIL M. LEE CPA, RET.
ROY P. CHENEVERT, JR., CPA                                    CONSULTANT



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 28, 1994, and to all references to our Firm under the caption "Experts" in the Proxy Statement/Prospectus included in this Registration Statement (Form S-4) of First Alabama Bancshares, Inc.


/s/ Basil M. Lee and Company
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Basil M. Lee and Company


Baton Rouge, Louisiana
April 8, 1994